EXHIBIT 99.1


  Lawson Software to Offer $200 Million of Convertible Senior Notes

    ST. PAUL, Minn.--(BUSINESS WIRE)--April 16, 2007--Lawson Software, Inc. (Nasdaq:LWSN) today announced that it intends to offer $200 million aggregate principal amount of senior convertible notes due 2012. Lawson also expects to grant the initial purchaser an option to purchase up to $40 million of additional notes to cover over-allotments. The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Upon conversion, the notes may be settled in cash and, if applicable, shares of Lawson's common stock. The interest rate, conversion rate and other terms will be determined by negotiations between Lawson and the initial purchaser of the notes.

    In conjunction with this offering, Lawson intends to purchase with a portion of the net proceeds from the offering, plus the proceeds from the sale of warrants referred to below, a convertible note hedge transaction with an affiliate of the initial purchaser of the notes. The convertible note hedge transaction is intended to reduce the potential dilution upon conversion of the notes. Lawson also intends to enter into a separate transaction with an affiliate of the initial purchaser to sell warrants to purchase shares of its common stock. The warrant transaction could have a dilutive effect on Lawson's earnings per share to the extent that the price of Lawson's common stock exceeds the strike price of the sold warrants. If the initial purchaser exercises its option to purchase additional notes to cover over-allotments, Lawson expects to sell additional warrants and use a portion of the net proceeds from the sale of the additional notes plus the proceeds from the sale of the additional warrants to enter into an additional convertible note hedge transaction. The counterparty to these hedging transactions, or its affiliates, expects to enter into various derivative transactions with respect to Lawson's common stock and/or purchase Lawson's common stock in secondary market transactions concurrently with or shortly after the pricing of the notes.

    Lawson also expects to use a portion of the net proceeds from the offering plus the proceeds from the sale of the warrants to purchase up to $70 million of its common stock. Lawson expects to repurchase these shares contemporaneously with the pricing of the notes, in privately negotiated transactions, through or from the initial purchaser or its affiliates, with substantially all of the shares being delivered concurrently with the closing of the sale of the notes or shortly thereafter. These share repurchases will be pursuant to Lawson's share repurchase program that was announced on Nov. 13, 2006, and was increased to $200 million primarily to accommodate the repurchase to be effected in conjunction with this offering. The remaining net proceeds from the sale of the notes and the warrants will be used for general corporate purposes, which may include future additional repurchases of Lawson's common stock, subject to market conditions, acquisitions and investments.

    This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of an offering memorandum. The notes and the shares of Lawson common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    About Lawson Software

    Lawson Software provides software and service solutions to approximately 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements regarding Lawson's intention to issue the notes and its intended use of the proceeds. These forward-looking statements may be affected by risks and uncertainties in the Company's business, market conditions and other factors. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company's Securities and Exchange Commission filings, including the Company's annual report on Form 10-K filed with the Commission on August 29, 2006 and the Company's most recent quarterly report on Form 10-Q. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including the risk that the offering of the Notes cannot be successfully completed. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Lawson assumes no obligation to update any forward-looking information contained in this press release.

    CONTACT: Lawson Software, Inc.
             Media:
             Terry Blake, 651-767-4766
             terry.blake@us.lawson.com
             or
             Investors and Analysts:
             Barbara Doyle, 651-767-4385
             barbara.doyle@us.lawson.com